UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2009

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 8, 2009, Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) announced that its collaborator, Ono Pharmaceutical Co., Ltd., Osaka, Japan (OSE-TYO: 4528), has begun clinical testing in Japan of RELISTOR® (methylnaltrexone bromide) subcutaneous injection pursuant to the License Agreement between Progenics and Ono, under which Ono has exclusive rights to subcutaneous RELISTOR in Japan and where it is pursuing plans to develop and commercialize the drug, designated ONO-3849, for the treatment of opioid-induced constipation.

On the same date, Progenics announced the discontinuation of development for PRO 206, a pre-clinical compound for the treatment of hepatitis C virus (HCV) infection, in line with its ongoing initiative to allocate resources to the most important programs in order to increase operating efficiencies, and that it will instead focus on its second-generation HCV-entry inhibitor portfolio, anticipating selection of a new development candidate in 2010.

Copies of each press release are attached hereto as Exhibits 99.1 and 99.2, respectively, and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1	Relistor Press Release dated June 8, 2009.
99.2	PRO 206 Press Release dated June 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            PROGENICS PHARMACEUTICALS, INC.
            By:  /s/ ROBERT A. MCKINNEY
            Robert A. McKinney
            Chief Financial Officer, Senior Vice President,
            Finance & Operations and Treasurer

Date:  June 8, 2009